As filed with the Securities and Exchange Commission on August 6, 2021
Registration No. 333-_____
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3432319
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
145 Broadway Cambridge, MA	02142
(Address of Principal Executive Offices)	(Zip Code)
Akamai Technologies, Inc. Amended and Restated 2013 Stock Incentive Plan
(Full Title of the Plan)
Aaron Ahola, Esq.
Executive Vice President and General Counsel
Akamai Technologies, Inc.
145 Broadway
Cambridge, Massachusetts 02142
(Name and Address of Agent For Service)
617-444-3000
(Telephone Number, Including Area Code, of Agent For Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.
Large accelerated filer        ☒        Accelerated filer            ☐
    Non-accelerated filer         ☐          Smaller reporting company    ☐
                                Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	3,000,000 shares (2)	$118.615 (3)	$355,845,000 (3)	$38,823
(1)    In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)    Consists of 3,000,000 shares issuable under the Akamai Technologies, Inc. Amended and Restated Stock Incentive Plan.
(3)    Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Select Market on August 2, 2021.

STATEMENT OF INCORPORATION BY REFERENCE
This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 3,000,000 shares of the Registrant’s common stock, $0.01 par value per share, to be issued under the Registrant’s Amended and Restated 2013 Stock Incentive Plan (the “2013 Plan”). In accordance with General Instruction E to Form S-8, except for Item 8 “Exhibits,” this Registration Statement incorporates by reference the contents of the Registration Statements on Form S-8, File Nos. 333-188989, 333-204208, 333-218537 and 333-231704 filed with the Securities and Exchange Commission on May 31, 2013, May 15, 2015, June 6, 2017 and May 23, 2019, respectively, relating to the 2013 Plan.

Item 8.        Exhibits.
The following exhibits are incorporated herein by reference:

Number	Description
4.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as amended
4.2 (2)	Amended and Restated By-laws of the Registrant, as amended
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP(included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
24.1	Power of attorney (included on the signature pages of this registration statement)
99.1 (3)	Akamai Technologies, Inc. Amended and Restated 2013 Stock Incentive Plan
____________
(1)    Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-27275, 18884226) filed with the Securities and Exchange Commission on June 6, 2018.
(2)    Incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-27275, 20670264) filed with the Securities and Exchange Commission on February 28, 2020.

(3)    Incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 000-27275, 21999675) filed with the Securities and Exchange Commission on June 7, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 6th day of August, 2021.
AKAMAI TECHNOLOGIES, INC.

By:    _/s/__ Aaron Ahola_______________
Aaron Ahola
Executive Vice President, General Counsel and
Secretary

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Akamai Technologies, Inc., hereby severally constitute and appoint F. Thomson Leighton, Edward McGowan and Aaron Ahola, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Akamai Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ F. Thomson Leighton	President and Chief Executive Officer, Director (Principal executive officer)	August 6, 2021
F. Thomson Leighton
/s/ Edward McGowan	Chief Financial Officer (Principal financial officer)	August 6, 2021
Edward McGowan
/s/ Laura Howell	Chief Accounting Officer (Principal accounting officer)	August 6, 2021
Laura Howell
/s/ Sharon Bowen	Director	August 6, 2021
Sharon Bowen
/s/ Marianne Brown	Director	August 6, 2021
Marianne Brown
/s/ Monte Ford	Director	August 6, 2021
Monte Ford
/s/ Jill Greenthal	Director	August 6, 2021
Jill Greenthal
/s/ Daniel Hesse	Director	August 6, 2021
Daniel Hesse
/s/ Peter Thomas Killalea	Director	August 6, 2021
Peter Thomas Killalea
/s/ Jonathan Miller	Director	August 6, 2021
Jonathan Miller
/s/ Madhu Ranganathan	Director	August 6, 2021
Madhu Ranganathan
/s/ Bernardus Verwaayen	Director	August 6, 2021
Bernardus Verwaayen
/s/ William Wagner	Director	August 6, 2021
William Wagner